SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2016

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The registrant held its Annual Meeting of Shareholders on April 20, 2016.

(b) Described below are the matters voted upon at the Annual Meeting of Shareholders and the number of votes for and against, abstentions and broker non-votes, as applicable.

Proposal No. 1 – Each of the 12 director nominees was elected. The results of the voting for each director nominee for a term of one year are set forth below:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
David M. Barrett	57,868,689	780,302	99,560	4,543,076
Marc C. Breslawsky	56,900,488	1,744,008	104,055	4,543,076
Robert M. Davis	57,998,964	650,656	98,931	4,543,076
Herbert L. Henkel	56,847,907	1,801,665	98,979	4,543,076
John C. Kelly	58,095,101	555,613	97,837	4,543,076
David F. Melcher	57,698,912	951,837	97,802	4,543,076
Gail K. Naughton	57,938,533	710,045	99,973	4,543,076
Timothy M. Ring	56,251,556	2,134,533	362,462	4,543,076
Tommy G. Thompson	48,397,499	10,203,659	147,393	4,543,076
John H. Weiland	57,056,223	1,551,288	141,040	4,543,076
Anthony Welters	56,496,465	2,156,281	95,805	4,543,076
Tony L. White	56,309,569	2,342,658	96,324	4,543,076

Proposal No. 2 – Ratification of the appointment of KPMG LLP, as the Company’s independent registered public accounting firm for fiscal year 2016 – approved.

For	61,697,398
Against	1,538,949
Abstain	55,280

Proposal No. 3 – Approval of the compensation of our named executive officers, on an advisory basis – approved.

For	48,652,356
Against	9,927,909
Abstain	168,286
Broker non-votes	4,543,076

Proposal No. 4 – Shareholder proposal relating to share repurchases – not approved.

For	477,704
Against	58,096,495
Abstain	174,352
Broker non-votes	4,543,076

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: April 22, 2016	/s/ Richard C. Rosenzweig
Richard C. Rosenzweig Vice President, Law and Assistant Secretary